UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2009

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On October 23, 2009, the unitholders of Alliance Resource Partners, L.P. (the “Partnership”) approved the Third Amendment (the “Third Amendment”) to the 2000 Long-Term Incentive Plan, as amended (the “Plan”), of Alliance Coal, LLC, the Partnership’s operating subsidiary. The Third Amendment had previously been authorized by the Board of Directors of Alliance Resource Management GP, LLC, the Partnership’s managing general partner, subject to unitholder approval. The Third Amendment increased the number of common units available for issuance under the Plan from 1.2 million to 3.6 million.

A summary of the Third Amendment was set forth in the Partnership’s Consent Solicitation Statement dated September 25, 2009 (filed by the Partnership with the Securities and Exchange Commission on Schedule 14A) under the caption “The Plan and Proposed Amendment.” Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, as amended pursuant to the Third Amendment, which is filed as Exhibit 10.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amended and Restated Alliance Coal, LLC 2000 Long-Term Incentive Plan (as amended pursuant to the Third Amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/S/ JOSEPH W. CRAFT III
Joseph W. Craft III
President and Chief Executive Officer

Date: October 29, 2009

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